                                                                 EXHIBIT 3.3


          FIRST AMENDED AND RESTATED CERTIFICATE OF INCORPORATION


                                       OF

                            CRESCENT OPERATING, INC.

It is hereby certified that:


1. The present name of the corporation (hereinafter called the "Corporation") is Crescent Operating, Inc., which is the name under which the Corporation was originally incorporated; and the date of filing the original certificate of incorporation of the Corporation with the Secretary of State of the State of Delaware is April 1, 1997.



2. The certificate of incorporation is hereby amended and restated in its entirety as set forth in the First Amended and Restated Certificate of Incorporation hereinafter provided for.


3. The provisions of the certificate of incorporation of the Corporation as herein amended are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled First Amended and Restated Certificate of Incorporation of Crescent Operating, Inc., without any further amendments other than the amendments herein certified.

4. As of the date this restatement of the certificate of incorporation is filed with the Secretary of State of the State of Delaware, the Corporation has received payment for its outstanding capital stock.


5. This First Amended and Restated Certificate of Incorporation has been duly adopted by the Corporation in accordance with the provisions of Sections 103, 242 and 245 of the General Corporation Law of the State of Delaware, and by the sole shareholder in accordance with Section 228 of the General Corporation Law of the State of Delaware.



6. The certificate of incorporation of the Corporation, as amended and restated herein, shall at the effective time of this First Amended and Restated Certificate of Incorporation, read as follows:






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                                  ARTICLE I

                                    NAME

        The name of the corporation is: Crescent Operating, Inc. (the "Corporation").

                                 ARTICLE II

                   REGISTERED OFFICE AND REGISTERED AGENT

        The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                 ARTICLE III

                                   PURPOSE


        The purposes for which the Corporation is organized are (a) to become a lessee and operator of various types of assets, including certain real estate owned or to be owned directly or indirectly by (i) Crescent Real Estate Equities Company, a Texas real estate investment trust ("Crescent Equities"), its successor, or Crescent Real Estate Equities Limited Partnership, a Delaware limited partnership ("CREELP", and collectively with Crescent Equities or its successors, "Crescent") or (ii) other persons or entities whether or not affiliated with Crescent; (b) to perform an agreement to be entered into by and between the Corporation and CREELP (the "Intercompany Agreement"), pursuant to which the Corporation and CREELP agree to provide each other with rights of first opportunity with respect to certain transactions and investments; (c) to be prohibited, in accordance with the Intercompany Agreement, from developing, pursuing or taking advantage of opportunities to acquire or otherwise make an






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investment in real estate (including, but not limited to the provision of services related to real estate and investment in hotel properties, investments in real estate mortgages, real estate derivatives, or entities that invest primarily in or have a substantial portion of their assets in the aforementioned types of real estate assets) or any other investment which may be structured in a manner that qualifies under the federal income tax requirements applicable to REITs, for so long as the Intercompany Agreement remains effective, unless and until the Corporation, in accordance with the terms of the Intercompany Agreement, has offered any such opportunity to CREELP and CREELP has rejected that opportunity; and (d) to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as from time to time amended (the "DGCL").


                                   ARTICLE IV

                                 CAPITAL STOCK


        The Corporation shall have the authority to issue a total of 32,500,000 shares of capital stock, each with a par value of $.01, consisting of 22,500,000 shares of Common Stock and 10,000,000 shares of Preferred Stock.


                                   ARTICLE V

                                  COMMON STOCK

        Section A.        Common Stock Subject to Terms of Preferred Shares.
Common Stock shall be subject to the express terms of any series of Preferred Stock.





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        Section B.        Dividend Rights.  The holders of Common Stock shall
be entitled to receive such dividends as may be declared by the board of directors out of funds legally available therefor.


        Section C.        Rights Upon Liquidation.  In the event of any
voluntary or involuntary liquidation, dissolution or winding up, or any distribution of the assets in connection therewith, of the Corporation, the aggregate assets available for distribution to holders of Common Stock shall be determined in accordance with applicable law. Each holder of Common Stock shall be entitled to receive, ratably with each other holder of Common Stock, that portion of such aggregate assets available for distribution as the number of outstanding Common Stock held by such holder bears to the total number of outstanding Common Stock.



        Section D.        Voting Rights.  Except as may be provided in this
First Amended and Restated Certificate of Incorporation, and subject to the express terms of any series of Preferred Stock, the holders of Common Stock shall have the exclusive right to vote on all matters (as to which a holder of common stock shall be entitled to vote pursuant to applicable law) at all meetings of the stockholders of the Corporation, and shall be entitled to one
(1) vote for each share of Common Stock entitled to vote at such meeting.


                                 ARTICLE VI

                               PREFERRED STOCK

        Preferred Stock may be issued from time to time in one or more series as authorized by the board of directors. The board of directors is hereby authorized, by filing a certificate





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pursuant to the DGCL (hereinafter, the "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each series, and to fix the designations, voting powers, privileges, preferences, terms, and rights, and the limitations, restrictions and qualifications of the shares of each series. The authority of the board of directors with respect to each series shall include, but not be limited to, determination of the following:


        (a) the designation of the series, which may be by distinguishing number, letter or title;

        (b) the number of shares of the series, which number the board of directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);

        (c) whether dividends, if any, shall be cumulative or noncumulative, and, in the case of shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative;

        (d) the rate of any dividends (or method of determining such dividends) payable to the holders of the shares of such series, any conditions upon which such dividends shall be paid and the date or dates or the method for determining the date or dates upon which such dividends shall be payable;


        (e) the price or prices (or method of determining such price or prices) at which, the form of payment of such price or prices (which may be cash, property or rights, including securities of the same or another corporation or other entity) for which, the period or periods within which and the terms and conditions upon which the shares of such series may be redeemed or exchanged, in whole or in part, at the option of the Corporation or at the option of the holder or holders thereof or upon the happening of a specified event or events, if any;



        (f) the obligation, if any, of the Corporation to purchase, exchange or redeem shares of such series pursuant to a sinking fund or otherwise and the price or prices at which, the form of payment of such price or prices (which may be cash, property or rights, including securities of the same or another corporation or other entity) for which, the period or periods within which and the terms and conditions upon which the shares of such series shall be redeemed, exchanged or purchased, in whole or in part, pursuant to such obligation;


        (g) the amount payable out of the assets of the Corporation to the holders of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;





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        (h)      provisions, if any, for the conversion or exchange of the
                 shares of such series, at any time or times at the option of the holder or holders thereof or at the option of the Corporation or upon the happening of a specified event or events, into shares of any other class or classes or any other series of the same or any other class or classes of stock, or any other security, of the Corporation, or any other corporation or other entity, and the price or prices or rate or rates of conversion or exchange and any adjustments applicable thereto, and all other terms and conditions upon which such conversion or exchange may be made;

        (i) restrictions on the issuance of shares of the same series or of any other class or series, if any;


        (j) the voting powers, if any, of the holders of shares of the series; and


        (k) any other relative rights, preferences and limitations on that series.


        Subject to the express provisions of any other series of Preferred Stock then outstanding, and notwithstanding any other provision of this First Amended and Restated Certificate of Incorporation, the board of directors may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares, or amend the voting powers, designations, preferences and relative, participating, optional or other rights, if any, or the qualifications, limitations or restrictions thereof of the shares of any such series of Preferred Stock.


                                 ARTICLE VII

                              SOLE INCORPORATOR

        The name and mailing address of the incorporator is as follows:


              Name                                  Mailing Address
              ----                                  ---------------
          Donna Guihon                            2300 N Street, N.W.
                                                Washington, D.C.  20037


The powers of the incorporator are to terminate upon the filing of the Certificate of Incorporation.





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                                ARTICLE VIII

                             BOARD OF DIRECTORS


        Section A.        Initial Director.  The name and mailing address of
the person who is to serve as the initial director until the first annual meeting of stockholders or until his successor is elected and qualifies is as follows:






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                 Name                                Mailing Address
                 ----                                ---------------
                 Gerald W. Haddock                   777 Main Street
                                                     Fort Worth, Texas


        Section B.        Powers of  the Board of Directors.  The business of
the Corporation shall be managed by the board of directors.


        Section C.        Number of Directors Constituting the Board.  Subject
to any rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or liquidation to elect additional directors under specified circumstances (herein referred to as "Preferred Holders' Rights"), the number of directors that shall constitute the full board of directors shall be fixed from time to time by the board of directors of the Corporation.



        Section D.        Election and Terms of Directors.  The directors,
other than any directors elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible. One class will be originally elected for a term expiring at the annual meeting of stockholders to be held in 1998, another class will be originally elected for a term expiring at the annual meeting of stockholders to be held in 1999, and another class will be originally elected for a term expiring at the annual meeting of stockholders to be held in 2000, with directors in each class to hold office until a successor is duly elected and qualified. At each succeeding annual meeting of stockholders, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire






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at the third succeeding annual meeting of stockholders after their election, with each director to hold office until such person's successor shall have been duly elected and qualified.


        Section E.        Vacancies.  Except as otherwise provided for or fixed
pursuant to the provisions of Article VI hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, newly created directorships resulting from any increase in the authorized number of directors and any vacancies on the board of directors resulting from death, resignation, disqualification, removal or other cause shall only be filled by the board of directors.


        Section F.        Election of Directors.  The directors of the
Corporation shall not be required to be elected by written ballots unless the Bylaws of the Corporation so provide.

        Section G.        Removal of Directors.  Subject to any Preferred
Holders' Rights, directors may be removed only for cause upon the affirmative vote of holders of at least 80% of the entire voting power of all the then-outstanding shares of stock entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class.

        Section H.        Relevant Factors to be Considered by the Board of
Directors. In determining what is in the best interest of the Corporation, a director of the Corporation shall consider all of the relevant factors, which may include (i) the immediate and long-term effects of the transaction on the Corporation's stockholders, including stockholders, if any, who do not participate in the transaction; (ii) the social and economic effects of the transaction on the





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Corporation's employees, suppliers, creditors and customers and others dealing with the Corporation and on the communities in which the Corporation operates and is located; (iii) whether the transaction is acceptable, based on the historical and current operating results and financial condition of the Corporation; (iv) whether a more favorable price would be obtained for the Corporation's stock or other securities in the future; (v) the reputation and business practices of the other party or parties to the proposed transaction, including its or their management and affiliates, as they would affect employees of the Corporation; (vi) the future value of the Corporation's securities; (vii) any legal or regulatory issues raised by the transactions;
(viii) the effect on the Intercompany Agreement; and (ix) the business and financial condition and earnings prospects of the other party or parties to the proposed transactions including, without limitation, debt service and other existing financial obligations, financial obligations to be incurred in connection with the transaction, and other foreseeable financial obligations of such other party or parties.



        Section I.        Amendment of Certain Provisions of Article VIII.
Notwithstanding anything contained in this First Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the Voting Stock then outstanding, voting together as a single class, shall be required to alter, amend or adopt any provision inconsistent with or repeal this Article VIII.






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                                   ARTICLE IX

                               STOCKHOLDER ACTION


        Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Except as otherwise provided for herein or required by law and subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of stockholders of the Corporation for any purpose or purposes may be called only by the Chairman of the Board, the Vice Chairman of the Board, the President or the board of directors pursuant to a resolution stating the purpose or purposes thereof approved by a majority of the total number of directors which the Corporation would have if there were no vacancies (the "Whole Board"). Any power of stockholders to call a special meeting is specifically denied. No business other than that stated in the notice shall be transacted at any special meeting. Notwithstanding anything contained in this First Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the Voting Stock, voting together as a single class, shall be required to alter, amend, or adopt any provision inconsistent with or repeal this Article IX.


                                   ARTICLE X

                      RESTRICTION ON BUSINESS COMBINATIONS


        The Corporation will be governed by Del. Code Ann. tit. 8, Section  203
(1991); provided, however, that the restrictions contained in Section 203 shall not apply to any transaction with Crescent and any Crescent affiliate. For






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purposes of this First Amended and Restated Certificate of Incorporation,
"affiliate" shall have the meaning set forth in Rule 405 of Regulation C promulgated under the Securities Act of 1933, as amended.



                                   ARTICLE XI

                        DURATION OF CORPORATE EXISTENCE

        The Corporation is to have perpetual existence.


                                  ARTICLE XII

                                    BY-LAWS


        The Bylaws may be altered or repealed and new Bylaws may be adopted (i) at any annual or special meeting of stockholders, by the affirmative vote of the holders of a majority of the Voting Stock, provided, however, that any proposed alteration or repeal of, or the adoption of any Bylaw inconsistent with, Sections 5 and 11 of Article II of the Bylaws; Sections 1, 2, 10 and 12 of Article V of the Bylaws; or this sentence, by the stockholders shall require the affirmative vote of the holders of at least 80% of the Voting Stock, voting together as a single class; and provided, further, however, that in the case of any such stockholder action at a special meeting of stockholders, notice of the proposed alteration, repeal or adoption of the new Bylaw or Bylaws must be contained in the notice of such special meeting, or (ii) by the affirmative vote of a majority of the board of directors.



        Notwithstanding anything contained in this First Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the Voting Stock, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal this Article XII.






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                                  ARTICLE XIII


                               DIRECTOR LIABILITY

        Section A.        LIMITED LIABILITY OF DIRECTORS.  A director of the
Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except, if required by the DGCL, as amended from time to time, for liability
(i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Neither the amendment nor repeal of Section A of this Article XIII shall eliminate or reduce the effect of Section A of this
Article XIII in respect of any matter occurring, or any cause of action, suit or claim that, but for Section A of this Article XIII would accrue or arise, prior to such amendment or repeal.

        Section B.        INDEMNIFICATION AND INSURANCE.

        (1) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other





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enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, amounts paid or to be paid in settlement, and excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974, as in effect from time to time) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; provided, however, that, except as provided in paragraph (2) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors. The right to indemnification conferred in this Section shall be a contract right and shall include the right to have the Corporation pay the expenses incurred in defending any such proceeding in advance of its final disposition; any advance payments to be paid by the Corporation within 20 calendar days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that, if and to the extent the DGCL requires, the payment of such expenses incurred by a director or officer in such person's capacity as a director or officer





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(and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, to the extent authorized from time to time by the board of directors, grant rights to indemnification, and rights to have the Corporation pay the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.


        (2) Right of Claimant to Bring Suit. If a claim under paragraph (a) of this Section is not paid in full by the Corporation within 30 calendar days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim to the extent successful therein. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the DGCL for the Corporation to indemnify the claimant for the amount, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its directors, independent legal counsel,






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or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.


        (3) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise. No repeal or modification of this Article shall in any way diminish or adversely affect the rights of any director, officer, employee or agent of the Corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

        (4) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

        (5) Severability. If any provision or provisions of this Article XIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (i) the validity, legality and





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enforceability of the remaining provisions of this Article XIII (including, without limitation, each portion of any paragraph of this Article XIII containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Article XIII (including, without limitation, each such portion of any paragraph of this Article XIII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

                                  ARTICLE XIV


        AMENDMENT OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION



        The Corporation reserves the right at any time from time to time to amend, alter, change or repeal any provision contained in this First Amended and Restated Certificate of Incorporation, and any other provisions authorized by the law of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and, except as set forth in Article XIII, all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this First Amended and Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article. Notwithstanding anything contained in this First Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the Voting Stock, voting together as a single class, shall be required to alter, amend, or adopt any provision inconsistent with or repeal Article VIII, IX, XII or this sentence.






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                                   ARTICLE XV

                    VOTING RIGHTS OF CERTAIN CONTROL SHARES

        Section A.         Definitions.  In this Article XV, the following
words have the meanings indicated:

        1. "Acquiring person" means a person who makes or proposes to make a control share acquisition.

        2. "Associate," when used to indicate a relationship with any person, means:


                          (a)     Any corporation, entity or organization
                                  (other than the Corporation or a subsidiary of the Corporation) of which such person is an officer, director, or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities;


                          (b) Any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and

                          (c) Any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of the corporation or any of its affiliates; or

                          (d)     A person that:

                                  (i)     Directly or indirectly controls, or
                                          is controlled by, or is under common
                                          control with, the person specified;
                                          or





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                                  (ii)    Is acting or intends to act jointly
                                          or in concert with the person
                                          specified.

        3.       "Control shares"


                          (a) means shares of stock that, except for this Article, would, if aggregated with all other shares of stock of the Corporation (including shares of stock the acquisition of which is excluded from the definition of "control share acquisition" in subsection (A)(4) of this section) owned by a person or in respect of which that person is entitled to exercise or direct the exercise of voting power, except solely by virtue of a revocable proxy, entitle that person, directly or indirectly, to exercise or direct the exercise of the voting power of shares of stock of the Corporation in the election of directors within any of the following ranges of voting power:


                                  (i)     One-fifth or more, but less than
                                          one-third of all voting power,

                                  (ii)    One-third or more, but less than a
                                          majority of all voting power, or

                                  (iii)   A majority or more of all voting
                                          power;


                          (b) includes shares of stock of the Corporation only to the extent that the acquiring person, following the acquisition of the shares, is entitled, directly or indirectly, to exercise or direct the exercise of voting






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                                  power within any level of voting power set
                                  forth in this section for which approval has not been obtained previously under Section B of this Article;


                          (c) does not include shares of stock of the Corporation owned by Crescent or any Crescent affiliate, or in respect of which Crescent or any Crescent affiliate is entitled to exercise or direct the exercise of the voting power of such shares of the Corporation in the election of directors.


        4.       "Control share acquisition"

                          (a)     means the acquisition, directly or
                                  indirectly, by any person, of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares.


                          (b) does not include the acquisition of shares of stock:


                                  (i)     Under the laws of descent and
                                          distribution;

                                  (ii) Under the satisfaction of a pledge or other security interest charged in good faith and not for the purpose of circumventing this Article; or

                                  (iii)   Under a merger, consolidation, or
                                          share exchange if the Corporation is
                                          a party to the merger, consolidation,
                                          or share exchange.

                          (c) Unless the acquisition entitles any person, directly or indirectly, to exercise or direct the exercise of voting power in the election of directors in excess of the range of voting power previously authorized or attained





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
                                  under an acquisition that is exempt under paragraph (b) of this subsection, "control share acquisition" does not include the acquisition of shares of the Corporation in good faith and not for the purpose of circumventing this Article by or from:

                                  (i)     Any person whose voting rights have
                                          previously been authorized by
                                          stockholders in compliance with this
                                          Article; or

                                  (ii) Any person whose previous acquisition of shares of beneficial interest of the Corporation would have constituted a control share acquisition but for paragraph (b) of this subsection.


        5. "Interested shares" means shares of voting stock of the Corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of shares of voting stock of the Corporation in the election of directors:


                          (a)     An acquiring person;

                          (b)     An officer of the Corporation; or

                          (c) An employee of the Corporation who is also a Director of the Corporation.

        6.       "Person" includes an associate of the person.

        Section B.        Voting Rights

        1. Approval by Stockholders. Holders of control shares of the Corporation acquired in a control share acquisition have no voting rights or powers (collectively, "voting rights") in respect of such control shares except to the extent approved by the stockholders at a meeting held under Section D of this Article by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter, excluding all interested shares.


        2. Acquisition of Shares; Voting Power. For the purposes of Section A(3) of this Article:


                          (a) Shares of stock acquired within 90 days of shares acquired under a plan to make a control share acquisition are considered to have been acquired in the same acquisition; and


                          (b) A person may not be deemed to be entitled to exercise or direct the exercise of voting power with respect to shares of stock held for the benefit of others if the person:


                                  (i)     Is acting in the ordinary course of
                                          business, in good faith and not for
                                          the purpose of circumventing the
                                          provisions of this section; and

                                  (ii)    Is not entitled to exercise or to
                                          direct the exercise of the voting
                                          power of the shares unless the person
                                          first seeks to obtain the instruction
                                          of another person.

        Section C.        Acquiring Person Statement.  Any person who proposes
to make or who has made a control share acquisition may deliver an acquiring person statement to the Corporation at the Corporation's principal office. The acquiring person statement shall set forth all of the following:

        1. The identity of the acquiring person and each other member of any group of which the person is a part for purposes of determining control shares;

        2. A statement that the acquiring person statement is given under this Article;

        3. The number of shares of the Corporation owned (directly or indirectly) by the acquiring person and each other member of any group;

        4. The applicable range of voting power as set forth in Section A(3) of this Article; and

        5.       If the control share acquisition has not occurred:

                          (a) A description in reasonable detail of the terms of the proposed control share acquisition; and

                          (b) Representations of the acquiring person, together with a statement in reasonable detail of the facts on which they are based, that:

                                  (i)     The proposed control share
                                          acquisition, if consummated, will not
                                          be contrary to law; and

                                  (ii)    The acquiring person has the
                                          financial capacity, through financing
                                          to be provided by the acquiring
                                          person and any additional specified
                                          sources of financing required under
                                          Section E of this Article, to make
                                          the proposed control share
                                          acquisition.

        Section D.        Special Meeting




        1. Request by Acquiring Person. Except as provided in Section E of this Article, if the acquiring person requests, at the time of delivery of an acquiring person statement, and gives a written undertaking to pay the Corporation's expenses of a special meeting, except the expenses of opposing approval of the voting rights of the holder in respect of such control shares, of the control shares of the holder or holders thereof within 10 days after the day on which the Corporation receives both the request and undertaking, the directors of the Corporation shall call a special meeting of stockholders of the Corporation for the purpose of considering the voting rights to be accorded with respect to the shares acquired or to be acquired in the control share acquisition.


        2. Bond. The Corporation may require the acquiring person to give bond, with sufficient surety, to reasonably assure the Corporation that this undertaking will be satisfied.

        3. Time for Meeting. Unless the acquiring person agrees in writing to another date, the special meeting of stockholders shall be held within 50 days after the day on which the Corporation has received both the request and the undertaking.

        4. Delay at Request of Acquiring Person. If the acquiring person makes a request in writing at the time of delivery of the acquiring person statement, the special meeting may not be held sooner than 30 days after the day on which the Corporation receives the acquiring person statement.

        5. In Absence of Request.



                          (a) If no request is made under subsection 1 of this Section, the issue of the voting rights to be accorded to the holder in respect of such control shares acquired in the control shares acquisition may, at the option of the Corporation, be presented for consideration at any meeting of stockholders.


                          (b) If no request is made under subsection 1 of this Section and the Corporation proposes to present the issue of the voting rights to be accorded to the holder in respect of such control shares acquired in a control share acquisition for consideration at any meeting of stockholders, the Corporation shall provide the acquiring person with written notice of the proposal not less than 20 days before the date on which notice of the meeting is given.


        Section E.        Calls.  A call of a special meeting of stockholders
of the Corporation is not required to be made under Section D(1) of this Article unless, at the time of delivery of an acquiring person statement under Section C of this Article, the acquiring person has:

        1. Entered into a definitive financing agreement or agreements with one or more responsible financial institutions or other entities that have the necessary financial capacity, providing for any amount of financing of the control share acquisition not to be provided by the acquiring person; and

        2.       Delivered a copy of the agreements to the Corporation.

        Section F.        Notice of Meeting.



        1. In General. If a special meeting of stockholders is requested, notice of the special meeting shall be given as promptly as reasonably practicable by the Corporation to all stockholders of record as of the record date set for the meeting, whether or not the stockholder is entitled to vote at the meeting.


        2. Contents. Notice of the special or annual meeting of stockholders at which the voting rights of the holder in respect of such control shares control shares are to be considered shall include or be accompanied by the following:


                 (a) A copy of the acquiring person statement delivered to the Corporation under Section C of this Article; and

                 (b) A statement by the board of directors of the Corporation setting forth the position or recommendation of the board, or stating that the board is taking no position or making no recommendation, with respect to the issue of voting rights to be accorded the control shares.

        Section G.       Redemption Rights.




        1. Upon delivery of acquiring person statement. If an acquiring person statement has been delivered on or before the 10th day after the control share acquisition, the Corporation at its option, shall have the right to redeem for "fair value" (as defined herein) any or all control shares, except control shares for which voting rights in respect of the holder thereof have been previously approved under Section B of this Article, at any time during a 60-day period commencing on the day of a meeting at which voting rights are considered under Section D of this Article and are not approved.

        2. In absence of delivery of acquiring person statement. In addition to the redemption rights authorized under subsection 1 of this Section, if an acquiring person statement has not been delivered on or before the 10th day after the control share acquisition, the Corporation, at its option, shall have the right to redeem any or all control shares, except control shares for which voting rights have been previously approved under Section B of this Article, at any time during a period commencing on the 11th day after the control share acquisition and ending 60 days after a statement has been delivered.


        3. Fair value. Any redemption of control shares under this section shall be at the fair value of the shares, is determined by the board of directors in its discretion. For purposes of this section, "fair value" shall be determined:



                          (a) As of the date of the last acquisition of control shares by the acquiring person in a control share acquisition or, if a meeting is held under Section D of this Article, as of the date of the meeting;


                          (b) Without regard to the absence of voting rights of the holders of such control shares; and


                          (c) "Fair Market Value" means, in the case of the stock, the highest closing sale price during the 30-day period immediately prior to and including the date in question of a share of stock on the principal United States securities exchange registered under the 1934 Act (or any subsequent provisions replacing such Act or the rules and regulations promulgated thereunder) on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period immediately prior to and including the date in question on the National Association of Securities Dealers Automated Quotation System or any comparable system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the affirmative vote of a majority of the board of directors in good faith; and


        Section H.        Status as Dissenting Stockholders.




        1. In General. Before a control share acquisition has occurred, if voting rights for an acquiring person's control shares are approved at a meeting held under Section D of this Article and the acquiring person is entitled to exercise or direct the exercise of a majority or more of all voting power in respect of such control share, then the Certificate of Incorporation of the Corporation shall be amended to so state and all stockholders of the Corporation (other than the acquiring person) have the rights of dissenting stockholders under the DGCL.



        2. Corporation Deemed Successor. For purposes of applying the provisions of the DGCL to stockholders under this Section H, the Corporation shall be deemed to be a successor in a merger and the date of the most recent approval of voting rights referred to in subsection 1 of this Section shall be deemed to be the date of filing of a certificate of merger or corresponding document for record as therein provided.


        3. Status To Be Contained In Notice. The notice required by Section F of this Article shall also state that stockholders (other than the acquiring person) are entitled to the rights of dissenting shareholders under the DGCL and shall include a copy the applicable provisions thereof.

        4. Application of DGCL. For purposes of applying the provisions of Section 262 of the DGCL to this Section:

                          (a) "Fair value" may not be less than the highest price per share paid by the acquiring person in the control share acquisition;

                          (b) Section 262(b)(1) and the second, third, fourth and fifth sentences of Section 262(d)(1) of the DGCL do not apply; and

                          (c) There shall be no requirement that the dissenting stockholder shall not have voted in favor of the action.


        IN WITNESS WHEREOF, Crescent Operating, Inc. has caused this First Amended and Restated Certificate of Incorporation to be signed in its name and on its behalf on this 30th day of May, 1997, by its President and Chief Executive Officer, who acknowledges that this First Amended and Restated Certificate of Incorporation is the act of the Corporation and that, to the best of his knowledge, information and belief, and under penalties of perjury, all matters and facts contained in this First Amended and Restated Certificate of Incorporation are true in all material respects.





                                       /s/ GERALD W. HADDOCK

                                       -----------------------------------------
                                       Gerald W. Haddock
                                       President and Chief Executive Officer